UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 __________________

FORM 8-K
__________________
CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2022
__________________

Magnolia Oil & Gas Corporation (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	001-38083 (Commission File Number)	81-5365682 (I.R.S. Employer Identification Number)

Nine Greenway Plaza, Suite 1300

Houston, TX 77046

(713) 842-9050
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________
Not Applicable

(Former name or former address, if changed since last report)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 Per Share	MGY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 27, 2022, the Board of Directors (the “Board”) of Magnolia Oil & Gas Corporation (the “Company”) approved the appointment of Brian M. Corales, age 43, as Senior Vice President and Chief Financial Officer of the Company, effective November 3, 2022 (the “Effective Date”).  He will also serve as the Company’s principal financial officer and principal accounting officer from that date.  Mr. Corales has served as the Company’s Vice President, Investor Relations since November 2018.  Mr. Corales is a certified public accountant, and, prior to joining the Company in November 2018, he was a senior analyst at Johnson Rice & Co. and previously spent 15 years in positions at other investment banks, including as a director at Scotia Howard Weil from October 2009 to February 2018, where he covered E&P companies with a range of market caps located in various basins throughout the United States.  Mr. Corales began his career in 2001 in the Assurance practice at Ernst & Young focusing on energy companies.  He holds a bachelor’s degree in economics and accounting from the College of the Holy Cross.

Upon the Effective Date, Mr. Corales will receive an annual base salary of $367,500 and will be eligible to receive a cash bonus award under the Company’s 2022 annual short term incentive program applicable to executive officers of the Company (the “2022 Bonus Program”), with a maximum potential bonus amount equal to 110% of his base salary.  In addition, Mr. Corales will be eligible to participate in the Company’s regular annual long term equity-based incentive award program for executive officers of the Company (the “Long Term Incentive Program”), with the value of his target award under the Long Term Incentive Program for the February 2023 annual grant to equal approximately 275% of his base salary.

There are no transactions between the Company and Mr. Corales that would require disclosure under Item 404(a) of Regulation S-K. Mr. Corales has no family relationships with any director or executive officer of the Company, and there are no understandings or arrangements between Mr. Corales and any other person pursuant to which he was selected to serve as an officer of the Company.

Also on October 27, 2022, the Board approved certain changes to the compensation of Christopher G. Stavros who was, effective September 21, 2022, appointed as the Company’s President and Chief Executive Officer and as a director (and who continued to serve as the Company’s Chief Financial Officer, principal financial officer, and principal accounting officer prior to Mr. Corales’ appointment).  Specifically, the Board approved that Mr. Stavros will receive an annual base salary of $700,000, retroactive to September 21, 2022, and will be eligible to receive a cash bonus award under the 2022 Bonus Program, with a maximum potential bonus amount equal to 150% of his base salary.  Mr. Stavros will continue to be eligible to participate in the Long Term Incentive Program, with the value of his target award for the February 2023 annual grant to equal approximately $3,600,000.  Further details concerning the Company’s executive compensation program are described in the Company’s definitive proxy statement on Schedule 14A dated March 18, 2022.  Additional information regarding Mr. Stavros’ recent appointment and background is available in the Company’s current report on Form 8-K, filed on September 23, 2022 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magnolia Oil & Gas Corporation

By:	/s/ Timothy D. Yang
Name: Timothy D. Yang Title: Executive Vice President, General Counsel, Corporate Secretary & Land

Dated: November 2, 2022